UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1259 Northwest 21st Street
Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 917-7665

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On May 25, 2006, the stockholders of Imperial Industries, Inc. (the “Company”) approved the Company’s 2006 Stock Award and Incentive Plan (the “2006 Plan”) at the Company’s Annual Meeting of Stockholders. The general purpose of the 2006 Plan is to provide the Company flexibility to motivate, attract and retain the services of officers, directors, employees and consultants to the Company and its subsidiaries, to provide equitable and competitive compensation opportunities and to provide creation of long-term value for stockholders by closely aligning the interest of participants with the interests of stockholders.

The 2006 Plan includes the following equity compensation awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) other awards based on common stock; (vi) dividend equivalents; (vii) performance shares or other stock-based performance awards; (viii) cash-based performance awards tied to achievement of specific performance objectives; and (ix) shares issuable in lieu of rights to cash compensation.

There is reserved an aggregate of 150,000 shares of common stock, $.01 par value per share issuable in connection with equity awards under the 2006 Plan. The 2006 Plan is administered by the Compensation and Stock Option Committee of the Company’s Board of Directors.

The foregoing description of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the 2006 Plan as contained in the Company’s Proxy Statement dated April 18, 2006 for the Company’s 2006 Annual Meeting of Stockholders

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit Number	Description

10.1	2006 Stock Award and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer

Date:  June 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2006 Stock Award and Incentive Plan